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                                                                   EXHIBIT 10.14

                                 TCI MUSIC, INC.

                              NONEMPLOYEE DIRECTOR
                         NON-QUALIFIED STOCK OPTION AND
                       STOCK APPRECIATION RIGHTS AGREEMENT

        THIS AGREEMENT (this "Agreement") is made as of the 11th day of July, 1997 (the "Effective Grant Date"), by and between TCI MUSIC, INC., a Delaware corporation (the "Company"), and Robert R. Bennett ("Grantee").

        The Board has determined that it is in the interests of the Company and its stockholders to grant the options and rights provided herein in order to encourage Grantee to serve in the capacity as a director of the Company and to increase Grantee's personal interest in the continued success and progress of the Company.

        The Company and Grantee therefore agree as follows:

        1. DEFINITIONS. Capitalized terms not defined elsewhere in the Agreement shall have the following meanings (whether used in the singular or plural):

        "Approved Transaction" means any transaction in which the Board (or, if approval of the Board is not required as a matter of law, the stockholders of the Company) shall approve (i) any consolidation or merger of the Company, or binding share exchange, pursuant to which shares of Common Stock would be changed or converted into or exchanged for cash, securities or other property, other than any such transaction in which the holders of the Common Stock immediately prior to such transaction have the same proportionate ownership of the Common Stock of, and voting power with respect to, the surviving corporation immediately after such transaction, (ii) any merger, consolidation or binding share exchange to which the Company is a party as a result of which the persons who are holders of the Common Stock immediately prior thereto have less than a majority of the combined voting power of the outstanding capital stock of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors immediately following such merger, consolidation or binding share exchange, (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Company, or (iv) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company.

        "Award" means the grant of Series A Stock Options and Series A Stock Tandem SARs under this Agreement.

        "Board" means the Board of Directors of the Company.

        "Board Change" means, during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board cease for any reason to constitute a majority thereof unless the election, or the nomination for election, of each new director was approved by a

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vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto.

        "Common Stock" means the Series A Stock and the Series B Stock.

        "Control Purchase" means any transaction (or series of related transactions) in which (i) any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), corporation or other entity (other than Tele-Communications, Inc. ("TCI"), the Company, any Subsidiary or any employee benefit plan sponsored by the Company or any Subsidiary, or any Controlling Person (as defined below)) shall purchase any common stock of the Company (or securities convertible into common stock of the Company) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board, or (ii) any person (as so defined), corporation or other entity (other than TCI, the Company, any Subsidiary, any employee benefit plan sponsored by the Company or any Subsidiary, or any Controlling Person) shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire the Company's securities), other than in a transaction (or series of related transactions) approved by the Board or the board of TCI. For purposes of this definition, "Controlling Person" means each of (a) the Chairman of the Board, the President and each of the directors of the Company as of the Effective Date of this Agreement, (b) John C. Malone, (c) Bob Magness, (d) the respective family members, estates and heirs of each of the persons referred to in clauses (a) through (c) above and any trust or other investment vehicle for the primary benefit of any of such persons or their respective family members or heirs and
(e) Kearns-Tribune Corporation, a Delaware corporation. As used with respect to any person, the term "family member" means the spouse, siblings and lineal descendants of such person.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Exchange Act section shall include any successor section.

        "Fair Market Value" of a share of Series A Stock or Series B Stock on any day means the last sale price (or, if no last sale price is reported, the average of the high bid and low asked prices) for a share of Series A Stock or Series B Stock, as applicable, on such day (or, if such day is not a trading day, on the next preceding trading day) as reported on NASDAQ or, if not reported on NASDAQ, as quoted by the National Quotation Bureau Incorporated, or if the Series A Stock or Series B Stock is listed on an exchange, on the principal exchange on which the Series A Stock or Series B Stock, as applicable, is listed. If for any day the Fair Market Value of a share of Series A Stock or Series B Stock, as applicable, is not determinable by any of the foregoing means, then the

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Fair Market Value for such day shall be determined in good faith by the Board on the basis of such quotations and other considerations as the Board deems appropriate.

        "NASDAQ" means the NASDAQ Stock Market.

        "Nonqualified Stock Option" means a stock option that is not an incentive stock option under Section 422 of the Code.

        2. GRANT OF OPTION; OPTION TERM. Subject to the terms and conditions herein, the Company grants to the Grantee during the period commencing on the Effective Grant Date and expiring at 5:00 p.m., Denver, Colorado time ("Close of Business") on July 11, 2007, the tenth anniversary of the Effective Grant Date (the "Option Term"), subject to earlier termination as provided in paragraphs 9 and 13(b) below, an option to purchase from the Company, at the price per share set forth on Schedule 1 hereto (the "Series A Stock Option Price"), the number of shares of Series A Common Stock of the Company ("Series A Stock") set forth on said Schedule 1 (the "Series A Stock Option Shares"). The Series A Stock Option Price and Series A Stock Option Shares are subject to adjustment pursuant to paragraph 13 below. This option is as a "Nonqualified Stock Option" and is hereinafter referred to as the "Series A Stock Option".

        3. GRANT OF STOCK APPRECIATION RIGHTS. Subject to the terms and conditions herein and in tandem with the Series A Stock Option, the Grantee shall also have, during the Option Term, subject to earlier termination as provided in paragraphs 9 and 13(b) below, a stock appreciation right with respect to each Series A Stock Option Share (individually, a "Series A Stock Tandem SAR" and collectively, the "Series A Stock Tandem SARs"). Upon exercise of a Series A Stock Tandem SAR in accordance with this Agreement, the Company shall, subject to paragraph 7 below, make payment as follows:

               (a) the amount of payment shall equal the amount by which the Fair Market Value of the Series A Stock Option Share on the date of exercise of the Series A Stock Tandem SAR exceeds the Series A Stock Option Price; and

               (b) payment of the amount determined in accordance with clause
        (a) shall be made, in the sole discretion of the Board, in shares of Series A Stock (valued at their Fair Market Value as of the date of exercise of such Series A Stock Tandem SAR), in cash, or partly in cash and partly in shares of Series A Stock.

        4. REDUCTION UPON EXERCISE. The exercise of any number of Series A Stock Tandem SARs shall cause a corresponding reduction in the number of Series A Stock Option Shares which shall apply against the Series A Stock Option Shares then available for purchase. The exercise of the Series A Stock Option to purchase any number of Series A Stock Option Shares shall cause a corresponding reduction in the number of Series A Stock Tandem SARs.

        5. CONDITIONS OF EXERCISE; VESTING. The Series A Stock Option and Series A Stock Tandem SARs are exercisable only in accordance with the conditions stated in this paragraph.

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               (a) Except as otherwise provided in paragraphs 9 and 13(b) below and in this paragraph 5, the Series A Stock Option may only be exercised to the extent the Series A Stock Option Shares have become available for purchase in accordance with the following schedule:

                                            Percentage of Series A Stock Option
                        Date                 Shares Available for Purchase

               Effective Grant Date                           20%
               First Anniversary of Effective Grant Date      40%
               Second Anniversary of Effective Grant Date     60%
               Third Anniversary of Effective Grant Date      80%
               Fourth Anniversary of Effective Grant Date    100%

               Notwithstanding the foregoing, subject to the provisions of paragraph 9 of this Agreement, all Series A Stock Option Shares shall become available for purchase if during the Option Term Grantee's status as a director of the Company shall cease for any reason other than voluntary termination by Grantee.

               (b) A Series A Stock Tandem SAR with respect to a Series A Stock Option Share shall be exercisable only if the Series A Stock Option Share is then available for purchase in accordance with subparagraph
        (a).

               (c) To the extent the Series A Stock Option or Series A Stock Tandem SARs become exercisable, such Series A Stock Option or Series A Stock Tandem SARs may be exercised in whole or in part (at any time or from time to time, except as otherwise provided herein) until expiration of the Series A Stock Option Term or earlier termination thereof.

               (d) Grantee acknowledges and agrees that the Board, in its discretion, (i) at any time before complete termination of the Series A Stock Option, may accelerate the time or times at which the Option may be exercised in whole or in part (without reducing the term of such Option) and (ii) may adopt rules and regulations from time to time after the date hereof with respect to the exercise of any Award and that the exercise by Grantee of such Award will be subject to the further condition that such exercise is made in accordance with all such rules and regulations as the Board may determine are applicable thereto.

        6. MANNER OF EXERCISE. The Series A Stock Option or a Series A Stock Tandem SAR may be exercised only by delivering to the Company all of the following and shall be considered exercised (as to the number of Series A Stock Option Shares or Series A Stock Tandem SARs specified in the notice referred to in subparagraph (a) below) on the later of (i) the date of exercise designated in the written notice referred to in subparagraph (a) below (or if the date so designated is not a business day, the first business day following such date) or
(ii) the first business day on which the Company has received all of the following:


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               (a) Written notice, in such form as the Board may require, stating that Grantee is exercising the Series A Stock Option and/or the Series A Stock Tandem SAR, setting forth the date of such exercise and designating, among other things, the number of Series A Stock Option Shares to be purchased and/or the number of Series A Stock Tandem SARs to be exercised, the aggregate purchase price to be paid by Grantee (in the case of the exercise of Series A Stock Option Shares) and the manner in which such payment is being made;

               (b) If the Series A Stock Option is to be exercised, payment of the Series A Stock Option Price for each Series A Stock Option Share to be purchased in such form, or combination of forms, as the Board, in its sole discretion, may permit, including (i) cash, (ii) check, (iii) promissory note, (iv) whole shares of Series A Stock or Series B Stock that the Grantee has owned for a period of at least six months prior to the date of exercise, (v) the withholding of shares of Series A Stock issuable upon such exercise of the Series A Stock Option, (vi) the delivery, together with a properly executed exercise notice, of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the purchase price,
        (vii) any combination of the foregoing methods of payment, or (viii) such other consideration and method of payment as may be permitted for the issuance of shares under the Delaware General Corporation Law;

               (c) Payment of, or other provision acceptable to the Board for, any and all withholding taxes required to be withheld by the Company upon exercise of such Award in accordance with paragraph 7 hereof; and

               (d) Any other documentation that the Board may reasonably require (including, without limitation, proof satisfactory to the Board that the Award is then exercisable for the number of Series A Stock Option Shares or Series A Stock Tandem SARs).

        7. MANDATORY WITHHOLDING FOR TAXES. It shall be a condition precedent to any exercise of the Series A Stock Option Shares or the Series A Stock Tandem SARs that Grantee make provision acceptable to the Company for the payment or withholding of any and all federal, state and local taxes and other amounts required to be withheld by the Company to satisfy the tax liability associated with such exercise, as determined by the Board.

        8. DELIVERY BY THE COMPANY. As soon as practicable after receipt of all items referred to in paragraph 6, and subject to the withholding referred to in paragraph 7, the Company shall deliver to the Grantee certificates issued in Grantee's name for the number of Series A Stock Option Shares purchased by exercise of the Series A Stock Option and for the number of shares of Series A Stock to which the Grantee is entitled by the exercise of Series A Stock Tandem SARs and any cash payment to which the Grantee is entitled by the exercise of Series A Stock Tandem SARs. If delivery is by mail, delivery of shares of Series A Stock shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited the certificates in the United States mail, addressed to the Grantee, and any cash payment shall be deemed effected when a Company check, payable to Grantee and in an amount equal to the amount of the cash payment, shall have been deposited in the United States mail, addressed to the Grantee.

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        9. EARLY TERMINATION OF OPTION AND TANDEM SARS. Unless otherwise determined by the Board in its sole discretion, the Series A Stock Option and Series A Stock Tandem SARs shall terminate, prior to the expiration of the Series A Stock Option Term, at the time specified below:

               (a) If Grantee voluntarily elects to terminate his directorship during the Option Term, then the Series A Stock Option and Series A Stock Tandem SARs shall cease to vest as of the date of termination of Grantee's directorship and shall terminate at the Close of Business on the first business day following the expiration of the 90-day period which began on the date of termination of Grantee's directorship.

               (b) If Grantee ceases to be a director of the Company during the Option Term for any reason other than voluntary termination, including, but not limited to, the death of Grantee, the Series A Stock Option and Series A Stock Tandem SARs shall terminate at the Close of Business on the first business day following the expiration of the one-year period which began on the date of death or date of termination of Grantee's directorship.

        In any event in which the Series A Stock Option and Series A Stock Tandem SARs remain exercisable for a period of time following the date of termination of Grantee's directorship as provided above, the Series A Stock Option and Series A Stock Tandem SARs may be exercised during such period of time only to the extent the same were exercisable as provided in paragraph 5 above on such date of termination of Grantee's directorship. Notwithstanding any period of time referenced in this paragraph 9 or any other provision of this paragraph that may be construed to the contrary, the Series A Stock Option and all Series A Stock Tandem SARs shall in any event terminate upon the expiration of the Option Term.

        10. AUTOMATIC EXERCISE OF SERIES A STOCK TANDEM SARS. Immediately prior to the termination of the Series A Stock Option, as provided in paragraph 9 above, or the expiration of the Option Term, all remaining Series A Stock Tandem SARs shall be deemed to have been exercised by the Grantee.

        11. NONTRANSFERABILITY OF SERIES A STOCK OPTION AND SERIES A STOCK TANDEM SARS. During Grantee's lifetime, the Series A Stock Option and Series A Stock Tandem SARs are not transferable (voluntarily or involuntarily) other than pursuant to a domestic relations order and, except as otherwise required pursuant to a domestic relations order, are exercisable only by the Grantee or Grantee's court appointed legal representative. The Grantee may designate a beneficiary or beneficiaries to whom the Series A Stock Option and Series A Stock Tandem SARs shall pass upon Grantee's death and may change such designation from time to time by filing a written designation of beneficiary or beneficiaries with the Board on the form annexed hereto as Exhibit B or such other form as may be prescribed by the Board, provided that no such designation shall be effective unless so filed prior to the death of Grantee. If no such designation is made or if the designated beneficiary does not survive the Grantee's death, the Series A Stock Option and Series A Stock Tandem SARs shall pass by will or the laws of descent and distribution. Following Grantee's death, the Series A Stock Option and any Series A Stock Tandem SARs, if otherwise exercisable,

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may be exercised by the person to whom such option or right passes according to the foregoing and such person shall be deemed the Grantee for purposes of any applicable provisions of this Agreement.

        12. NO SHAREHOLDER RIGHTS; NO GUARANTEE OF DIRECTORSHIP.

               (a) The Grantee shall not be deemed for any purpose to be, or to have any of the rights of, a stockholder of the Company with respect to any shares of Series A Stock as to which this Agreement relates until such shares shall have been issued to Grantee by the Company. Furthermore, the existence of this Agreement shall not affect in any way the right or power of the Company or its stockholders to accomplish any corporate act.

               (b) Nothing contained in this Agreement, and no action by the Company or the Board with respect hereto, shall confer or be construed to confer on Grantee any right to continue as a director of the Company.

        13.    ADJUSTMENTS.

               (a) The Series A Stock Option and Series A Stock Tandem SARs shall be subject to adjustment (including, without limitation, as to the number of Series A Stock Option Shares and the Series A Stock Option Price per share) in the sole discretion of the Board and in such manner as the Board may deem equitable and appropriate.

               (b) In the event of any Approved Transaction, Board Change or Control Purchase, the Series A Stock Option and all Series A Stock Tandem SARs shall become exercisable in full without regard to paragraph 5(a); provided, however, that to the extent not theretofore exercised the Series A Stock Option and all Series A Stock Tandem SARs shall terminate, unless otherwise determined by the Board, upon the first to occur of the consummation of the Approved Transaction, the expiration of the Series A Stock Option Term or the earlier termination of the Series A Stock Option and Series A Stock Tandem SARs pursuant to paragraph 9 hereof. Notwithstanding the foregoing, the Board may, in its discretion, determine that the Series A Stock Option and Series A Stock Tandem SARs will not become exercisable on an accelerated basis in connection with an Approved Transaction and/or will not terminate if not exercised prior to consummation of the Approved Transaction, if the Board or the surviving or acquiring corporation, as the case may be, shall have taken or made effective provision for the taking of such action as in the opinion of the Board is equitable and appropriate to substitute a new award for the Award evidenced by this Agreement or to assume this Agreement and the Award evidenced hereby and in order to make such new award or assumed Award, as nearly as may be practicable, equivalent to the Award evidenced by this Agreement as then in effect (but before giving effect to any acceleration of the exercisability hereof unless otherwise determined by the Board), taking into account, to the extent applicable, the kind and amount of securities, cash or other assets into or for which the Series A Stock may be changed, converted or exchanged in connection with the Approved Transaction.


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        14. RESTRICTIONS IMPOSED BY LAW. Grantee acknowledges that neither the
Series A Stock Option nor any of the Series A Stock Option Shares has been registered under the Securities Act of 1933 and that the Series A Stock Option Shares may not be transferred in the absence of such registration or the availability of an exemption therefrom under such Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder. Neither the Company nor any other person shall have any obligation to register any Series A Stock Option Shares, or any transfer of Series A Stock Option Shares, under the Securities Act of 1933, the Securities Exchange Act of 1934 or any other state or federal securities law. Certificates representing Series A Stock Option Shares purchased by Grantee hereunder may bear such restrictive and other legends as counsel for the Company shall require in order to insure compliance with any such law or any rule or regulation promulgated thereunder. The Grantee agrees that Grantee will not exercise the Series A Stock Option or any Series A Stock Tandem SAR and that the Company will not be obligated to deliver any shares of Series A Stock or make any cash payment, if counsel to the Company determines that such exercise, delivery or payment would violate any applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which the Series A Stock is listed or quoted. The Company shall in no event be obligated to take any affirmative action in order to cause the exercise of the Series A Stock Option or any Series A Stock Tandem SAR or the resulting delivery of shares of Series A Stock or other payment to comply with any such law, rule, regulation or agreement.

        15. NOTICE. Unless the Company notifies the Grantee in writing of a different procedure, any notice or other communication to the Company with respect to this Agreement shall be in writing and shall be:

               (a)    delivered personally to the following address:

                             TCI Music, Inc.
                             c/o Liberty Media Corporation
                             8101 East Prentice Avenue, Suite 500
                             Englewood, Colorado 80111
                      or

               (b) sent by first class mail, postage prepaid and addressed as follows:

                             TCI Music, Inc.
                             c/o Tele-Communications, Inc.
                             5619 DTC Parkway
                             Englewood, Colorado 80111
                             Attn: Legal Department

Any notice or other communication to the Grantee with respect to this Agreement shall be in writing and shall be delivered personally, or shall be sent by first class mail, postage prepaid, to Grantee's address as listed in the records of the Company on the Effective Grant Date, unless the Company has received written notification from the Grantee of a change of address.

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        16.    AMENDMENT.  Notwithstanding any other provisions hereof, this
Agreement may be supplemented or amended from time to time as approved by the Board. Without limiting the generality of the foregoing, without the consent of the Grantee,

               (a) this Agreement may be amended or supplemented (i) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or (ii) to add to the covenants and agreements of the Company for the benefit of Grantee or surrender any right or power reserved to or conferred upon the Company in this Agreement, subject, however, to any required approval of the Company's stockholders and, provided, in each case, that such changes or corrections shall not adversely affect the rights of Grantee with respect to the Award evidenced hereby, or (iii) to make such other changes as the Company, upon advice of counsel, determines are necessary or advisable because of the adoption or promulgation of, or change in or of the interpretation of, any law or governmental rule or regulation, including any applicable federal or state securities laws; and

               (b) subject to any required approval of the Company's stockholders, the Award evidenced by this Agreement may be canceled by the Board and a new Award made in substitution therefor, provided that no such action shall adversely affect the Series A Stock Option or any Series A Stock Tandem SAR to the extent then exercisable.

        17. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware.

        18. CONSTRUCTION. References in this Agreement to "this Agreement" and the words "herein," "hereof," "hereunder" and similar terms include all Exhibits and Schedules appended hereto. All decisions of the Board upon questions regarding this Agreement shall be conclusive. The headings of the paragraphs of this Agreement have been included for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

        19. DUPLICATE ORIGINALS. The Company and the Grantee may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement.

        20. RULES BY BOARD. The rights of the Grantee and obligations of the Company hereunder shall be subject to such reasonable rules and regulations as the Board may adopt from time to time hereafter.

        21. ENTIRE AGREEMENT. This Agreement is in satisfaction of and in lieu of all prior discussions and agreements, oral or written, between the Company and Grantee regarding the subject matter hereof. Grantee and the Company hereby declare and represent that no promise or agreement not herein expressed has been made and that this Agreement contains the entire agreement between

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the parties hereto with respect to the Series A Stock Options and Series A Stock
Tandem SARs and replaces and makes null and void any prior agreements between Grantee and the Company regarding the Series A Stock Options.

        22. GRANTEE ACCEPTANCE. Grantee shall signify acceptance of the terms and conditions of this Agreement by signing in the space provided at the end hereof and returning a signed copy to the Company.

                                            TCI MUSIC, INC.


                                            By: /s/ JOANNE WENDY KIM
                                               ---------------------------------
                                            Name: Joanne Wendy Kim
                                                --------------------------------
                                            Title: Vice President - Finance
                                                 -------------------------------

                                            ACCEPTED:
                                            /s/ ROBERT R. BENNETT
                                            ------------------------------------
                                            Robert R. Bennett, Grantee



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                                        Schedule 1 to Non-Qualified Stock Option
                                        and Stock Appreciation Rights Agreement
                                        dated as of July 11, 1997



                                        TCI MUSIC, INC.
                                NON-QUALIFIED STOCK OPTION AND
                             STOCK APPRECIATION RIGHTS AGREEMENT


Grantee:              Robert R. Bennett


Grant Date:           July 11, 1997


Option Price:         $6.25 per share


Option Shares:        100,000 shares of Series A TCI Music Common Stock ("Series
                      A Stock"), $.01 par value per share.

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